Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of December 13, 2004, among UNITED ONLINE, INC., a Delaware corporation (the “Borrower”), the lenders from time to time party to the Credit Agreement referred to below (the “Lenders”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (in such capacity, the “Administrative Agent”).  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, Deutsche Bank Securities Inc., as Lead Arranger, and the Administrative Agent are parties to a Credit Agreement, dated as of December 3, 2004 (the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this First Amendment, the parties hereto wish to amend the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I.                                         Amendments to Credit Agreement.

1.                                       Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Margin” appearing therein and inserting the following new definition in lieu thereof:

“Applicable Margin” shall mean, at any time, a percentage per annum equal to (i) in the case of Term Loans maintained as Base Rate Loans, 2.00%, and (ii) in the case of Term Loans maintained as Eurodollar Loans, 3.00%.

2.                                       Section 13.04(b) of the Credit Agreement is hereby amended by deleting the amount “$1,000,000” appearing in clause (y) of the first sentence of said Section and inserting the amount “$500,000” in lieu thereof.

3.                                       Section 13.04 of the Credit Agreement is hereby further amended by deleting clause (c) of said Section in its entirety and inserting the following new clause (c) in lieu thereof:

“Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Term Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the

Borrower), any Lender which is a fund may pledge all or any portion of its Term Loans and Notes to its trustee or to a collateral agent or to another creditor providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of, or any other representative of a holder of, such obligations, or such other creditor, as the case may be.  No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.”.

4.                                       Section 13.12(a) of the Credit Agreement is hereby amended by (i) deleting the word “or” appearing at the end of clause (3) of the second proviso of said Section and (ii) inserting the following new clause (5) immediately following clause (4) of the second proviso of said Section:

“, or (5) without the consent of each Lender, amend, modify or waive the provisions of Section 2.09 requiring the approval of each Lender for the selection of an Interest Period of greater than six months”.

5.                                       Section 13.19 is hereby amended by inserting the following new clause (g) immediately following clause (f) of said Section:

“(g)                           (i) The Credit Parties are not required to have delivered on or prior to the Borrowing Date the certificates of insurance described in Section 7.11(ii) stating that such insurance shall not be canceled without at least 30 days’ prior written notice by the insurer to the Collateral Agent, so long as the Administrative Agent shall have received on or prior to the Borrowing Date certificates of insurance complying in all other respects with the requirements of Sections 7.11(ii) and 9.03, and (ii) within 30 days after the Borrowing Date (or such longer period as the Administrative Agent shall agree to in its sole discretion), the Credit Parties shall have delivered certificates of insurance complying in all respects with the requirements of Sections 7.11(ii) and 9.03.”.

II.                                     Miscellaneous Provisions.

1.                                       In order to induce the Lenders to enter into this First Amendment, the Borrower hereby represents and warrants that:

(a)                                  no Default or Event of Default exists as of the First Amendment Effective Date (as defined below), both before and after giving effect to this First Amendment; and

(b)                                 all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date, both before and after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects only as of such specific date).

2.                                       This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

3.                                       This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.                                      THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.                                       This First Amendment shall become effective on the date (the “First Amendment Effective Date”) on which each of the Borrower, the Administrative Agent and each Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office.

6.                                       From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

UNITED ONLINE, INC.

By:	/s/ Charles S. Hilliard
	Name:	Charles S. Hilliard
	Title:	Executive Vice President, Finance and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY
AMERICAS, Individually and as
Administrative Agent

By:	/s/ Anca Trifan
	Name:	Anca Trifan
	Title:	Director